EXHIBIT 10.1.3               ADDITIONAL AGREEMENT

              TO THE JOINT-ACTIVITY AGREEMENT FROM AUGUST 30, 2004

City  of  Tomsk,  Russia                                     December  31,  2005

CIGMA METALS CORPORATION, a corporation, listed on the stock exchange in the USA (hereunder CIGMA), represented by its President Mr. Lars Pearl, from one side, and

SCIENCE-INDUSTRIAL  CORPORATION  GEOSPHERA  LTD, registered in Russia (hereunder
GEOS), represented by its Director Ms. Pavlova Anastasia Evgenievna, acting pursuant to the Charter, on the other side,

hereinafter referred to as the Parties, under the decision of the Council of Parties from December 31, 2005, came into agreement to make changes in the Joint Activity Agreement and to conclude this Additional agreement on the following:

     1. Paragraph two of section 6.2. of the Joint Activity Agreement shall be changed and read in the following redaction:

          Under the condition of fulfillment by the Parties section 6.1., CIGMA shall engage itself to invest the works into the new venture in 2005 with priority to the works, connected with drilling, not less than US$ 250,000. If the financing shall be fulfilled in the stated amount, the share participation in the new venture shall remain without any change.

     2. Section 8.1. shall be changed and read in the following redaction:

          This agreement shall act from the moment of its signature and till the Parties shall fully fulfill their obligations, and shall be stopped only by the mutual agreement of the Parties.

     3. These changes shall be the integral part of the Joint-Activity Agreement from August 30, 2004. All the other conditions and positions of the Joint-Activity Agreement shall remain without any change.

     4. This Additional Agreement is executed in 4 counterparts, each having juridical force:

         - 2 counterparts in Russian;
         - 2  counterparts  in  English.

     5.  Addresses  and  signatures  of  the  Parties:

         SCIENCE-INDUSTRIAL  CORPORATION  GEOSPHERA  LTD
         Legal address: Russia, 649000 Republic of Altay, Gorno-Altajsk, 29 Choros-Gurkina str.
         Bank Details: JP MORGAN CHASE BANK, NEW YORK
         New York, USA SWIFT CODE: CHASUS33
         account No. 400 921 413 f/o GAZPROMBANK, SWIFT CODE: GAZPRUMM in favor of TOMSK BRANCH, SWIFT CODE: GAZPRUMM011 account 40702840900007002427 in favor of Science-industrial Corporation Geosphera , Tomsk, Russia.

         CIGMA METALS CORPORATION
         Address: 1 Edith place, Coolum Beach, Queensland, Australia 4573. Bank Details: Harris Bank International Corp. New York, N.Y., USA
         SWIFT: HATRUS33 for the account of: BMO - Bank of Montreal Vancouver Main Office 595 Burrard Street Vancouver, B.C. Canada V7X 1L7 for client's account: CIGMA METALS CORPORATION account number:
         0004-4671-315.

                  LARS PEARL                        ANASTASIA PAVLOVA
                   PRESIDENT                            DIRECTOR
           CIGMA METALS CORPORATION           SCIENCE-INDUSTRIAL CORPORATION
                                                     GEOSPHERA LTD

               /S/ LARS PEARL                    /S/ ANASTASIA PAVLOVA